2009-2010
Rule 10b5-1 Trading Plan
Of
Barry Brookstein

This Rule 10b5-1 Trading Plan of Barry Brookstein (this “Trading Plan”), dated as of September 9, 2009, is by and between Barry Brookstein (“Seller”) and Spartan Securities Group, Ltd. (“Broker”).

WHEREAS, Seller desires to establish this Trading Plan in order to facilitate the sale of up to 4.5 million shares (each, a “Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of Compliance Systems Corporation (the “Issuer”) and desires to engage Broker to effectuate the sale of the Shares in accordance with this Trading Plan;

WHEREAS, Seller desires to advise the Issuer of Seller’s intent to engage in the transactions contemplated in this Trading Plan and to confirm and acknowledge that Seller intends for the transactions contemplated by this Trading Plan to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as set forth below.

1. Trading Instructions.  Seller hereby authorizes and directs Broker to effect one or more sales (each, a “Sale”) of up to 1,750,000 Shares on September 1, 2009 and, thereafter, 250,000 Shares on the first day (or as soon thereafter as such Sales can be accomplished in accordance with the terms and provisions of this Trading Plan) of each succeeding calendar month in which the Common Stock is quoted on the OTC Bulletin Board Market (“OTC BB”) at a price of not less than $0.05 per Share (before brokerage commissions or other transaction fees and costs).  The total number of Shares that Broker is authorized and directed to sell in any calendar month is limited to 1,750,000 Shares with respect to September 2009 and 250,000 Shares with respect to all other calendar months.  Notwithstanding the immediately preceding sentence, in the event that any of the Shares that are authorized and directed to be sold in a calendar month under this Trading Plan are not sold in such calendar month, the subject remaining Shares are authorized and directed to be sold in the next succeeding calendar months until all of such Shares are sold; provided, however, that no Shares may be sold pursuant to this Trading Plan following the Termination Date (as such capitalized term is defined in section 2 of this Trading Plan).

2. Effective and Termination Dates.  This Trading Plan shall become effective on September 1, 2009 and shall terminate on such date (the “Termination Date”) upon the first to occur of the following:

(a) the earlier of (i) August 31, 2010, or (ii) such time as the aggregate number of Shares sold pursuant to this Trading Plan equals the total number of Shares authorized, for sale pursuant to this Trading Plan (i.e., 4.5 million Shares);

(b) the death of Seller;

(c) if, at any time, any sale contemplated by this Trading Plan shall result in a violation or adverse consequence under the applicable federal and state securities laws (including, but not limited to, a shortswing liability pursuant to Section 16 of the Exchange Act); or

(d) if the Issuer completes an underwritten offering of its securities pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Issuer requests that Seller discontinue the sales of Shares as contemplated by this Trading Plan.

3. Modifications.  Subject to the provisions of section 7 of this Trading Plan, this Trading Plan may be amended or otherwise modified by Seller, provided that such amendment or other modification is in writing, made in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b-5 promulgated under the Exchange Act and is approved by the Issuer’s designated legal officer or other senior executive officer (other than Seller).

4. Market Disruption or Other Disruption.  The Seller hereby acknowledges that Broker may not be able to affect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to Broker or to the relevant market.  If any sale of Shares cannot be executed as required by section 1 of this Trading Plan due to a market disruption, a legal, regulatory or contractual restriction applicable to Broker or any other event, Broker shall effect such sale of Shares as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, provided that the sale of Shares complies with the directions and authorizations provided in section 1 of this Trading Plan.

5. Seller Representations and Warranties.  Seller hereby represents and warrants to Broker and Issuer that, as of the date of this Trading Plan (and the date of actual execution by Seller, if such execution date is different from the date of this Trading Plan):

(a) Seller is not in possession of any material nonpublic information with respect to the Issuer or any securities of the Issuer (including, including, but not limited to, the Shares and Common Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 promulgated under the Exchange Act; and

(b) Seller currently is able to sell shares of Common Stock, including the Shares, in accordance with the Issuer’s insider trading policies and Seller has obtained the written approval of Issuer to enter into this Trading Plan.

6. Compliance with the Securities Laws.  Broker and Seller hereby each acknowledge that it is the intent of the parties that this Trading Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) promulgated under the Exchange Act and this Trading Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act.  Accordingly,

(a) Broker covenants to conduct all sales of Shares in accordance with the manner of sale requirements of Rule 144 promulgated under the Securities Act, and in no event shall Broker effect any sale if such sale would exceed the then applicable volume limitation under Rule 144, assuming the sale of Shares are the only sales by Seller of Common Stock subject to such volume limitation, and

(b) Seller covenants (i) not to take, and covenants to cause any person or entity with which Seller would be required to aggregate sales of Common Stock pursuant to paragraphs (a) and/or (e) of Rule 144 not to take, any action that would cause sales of any of the Shares not to comply with Rule 144 and (ii) to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act in connection with each sale of any of the Shares.

7. Entire Agreement.  This Trading Plan constitutes the entire agreement between the parties and supersedes all prior agreements between the parties with respect to the subject matter of this Trading Plan.  In addition to the requirements of section 3 of this Trading Plan, no amendment, modification, termination or waiver of any provision of this Trading Plan shall be effective unless the same shall be in writing and signed by the parties and Issuer, and then such waiver or consent shall be effective only with respect to the specific purpose for which given.

8. Notices.  All requests, demands, notices and other communications required or otherwise given under this Agreement shall be deemed sufficiently given if (a) delivered by hand, against written receipt therefor, (b) forwarded via a nationally recognized overnight courier requiring delivery the next business day and written acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested, in any event, addressed as follows:

If to Seller, to:	Barry Brookstein, Chief Financial Officer
Compliance Systems Corporation
90 Pratt Oval
Glen Cove, New York 11542

with a required copy to the Issuer at the following address:	Dean Garfinkel
c/o Compliance Systems Corporation
90 Pratt Oval
Glen Cove, New York 11542

If to Broker, to:	Carl Dilley, Managing Partner
Spartan Securities Group, Ltd.
100 Second Avenue South - Suite 300N
St. Petersburg, Florida 33701

or, in the case of any of the parties to this Trading Plan, at such other address as such party shall have furnished in writing, in accordance with this section 8, to the other party to this Trading Plan.  Each such request, demand, notice or other communication shall be deemed given (i) on the date of delivery by hand, (ii) on the first business day following the date of delivery to an overnight courier or (iii) three business days following mailing by registered or certified mail.

9. Counterparts.  This Trading Plan may be executed in any number of counterparts and by different parties to this Trading Plan in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

10. Successors and Assigns.  This Trading Plan shall, upon execution and delivery by the parties, become effective and shall be binding upon and inure to the benefit of Seller and Broker and Seller’s heirs, legatees, representatives, successors and assigns, except that Seller may not transfer or assign any of Seller’s rights or interests or assign, delegate or cause any person to assume Seller’s obligations or duties under this Trading Plan without the prior written consent of the Issuer, which consent may be granted or withheld in the sole discretion of the Issuer.

11. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

THIS TRADING PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.  SELLER AND BROKER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT HAVING JURISDICTION OVER NASSAU COUNTY, NEW YORK IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS TRADING PLAN OR ANY TRANSACTION CONTEMPLATED BY THIS TRADING PLAN AND SELLER AND BROKER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION, SUIT, OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION EACH MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION, SUIT, OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. SELLER AND BROKER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS TRADING PLAN OR THE RELATIONSHIP ESTABLISHED UNDER THIS TRADING PLAN.

12. Severability.  Any provision of this Trading Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Trading Plan or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Trading Plan shall be interpreted in such manner as to be effective and valid under applicable law.

13. Third Party Beneficiary. The Broker and Seller hereby each acknowledge that the Issuer is a third party beneficiary of this Trading Plan.

14. Power-of-Attorney.  Seller hereby irrevocably appoints Cecilia Carfora as Seller’s attorney- in-fact solely with respect to executing, acknowledging and delivering, in Seller’s name, place and stead, such documents as may be necessary to effectuate sales of the Shares pursuant to Rule 144 in accordance with this Agreement, including, but not limited to, executing stock powers, sell orders and seller representation letters in connection with such sales.

IN WITNESS WHEREOF, the undersigned have caused this Trading Plan to be executed as of the day and year first above written.

SELLER:

/s/ Barry Brookstein
Barry Brookstein

BROKER:

Spartan Securities Group, Ltd.

By:	/s/ Carl Dilly
Carl Dilly, Managing Director

ISSUER:
Acknowledged, as of September 1, 2009:

Compliance Systems Corporation

By:	/s/ Dean Garfinkel
Dean Garfinkel, Chief Executive Officer